Exhibit 99.1

FOR IMMEDIATE RELEASE	Press Contact: Yolanda White 858-812-7302 Direct Investor Information: 877-934-4687 investor@kratosdefense.com

KRATOS DEFENSE & SECURITY SOLUTIONS, INC. TO ACQUIRE

INTEGRAL SYSTEMS, INC.

Integral Systems is a Leading Developer and Provider of Satellite System Command and Control Software, Signal Monitoring, Telemetry, Interference Identification and Military Range Processing Products and Solutions

Transaction Expected to be Accretive to EPS, Margins and Cash Flow

SAN DIEGO, CA, May 16, 2011 — Kratos Defense & Security Solutions, Inc. (NASDAQ: KTOS), a leading National Security Solutions provider, announced today it has entered into a definitive agreement to acquire all of the outstanding stock of Integral Systems, Inc. (NASDAQ: ISYS).  Integral Systems is a leading developer and provider of Satellite System Command and Control Software, Signal Monitoring, Telemetry, Interference Identification and Military Range Processing Products and Solutions.  Integral Systems’ signal processing systems are used by approximately 80 percent of United States’ space missions, and Integral’s products support approximately 75 percent of commercial geostationary satellite operators.  Integral Systems’ products, solutions and services help build, maintain and plan for some of United States National Securities’ most strategic satellite-based systems.  The transaction is expected to be accretive to Kratos’ earnings per share, margins and cash flow, excluding transaction and financing related costs.

Pursuant to the terms of the definitive agreement, Kratos will acquire each issued and outstanding share of Integral Systems common stock for $5.00 per share in cash and 0.588 shares of Kratos common stock.   The fixed exchange ratio of 0.588 for each share of Integral Systems common stock was determined based on a Kratos per share price of $13.60 which is the 30-day trading average of Kratos common stock. The purchase price per share for Integral Systems common stock represents a total consideration of approximately $13.00 per share based on the 30-day Kratos average stock price.

The completion of the transaction is subject to the approval of the stockholders of both Kratos and Integral Systems.  The boards of directors of each of Kratos and Integral Systems have unanimously approved the transaction and have recommended to their respective stockholders to vote in favor of the transaction. Integral System’s stockholders who own approximately 12.4 percent of the voting power of Integral Systems and Kratos stockholders who own approximately 5.2 percent of the voting power of Kratos have signed voting agreements and irrevocable proxies to vote in favor of the transaction.

In addition, the closing of the transaction is subject to other customary closing conditions, including expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976.  In connection with the acquisition, Kratos has been provided with firm commitments for debt financing in an aggregate principal amount of up to $145 million by Jefferies Group, Inc. and Key Capital Corporation.

Phil Carrai, President of Kratos’ Technology, Communications and Cyber business, where the Integral Systems business will be integrated, said, “The combination of Kratos and Integral Systems represents the bringing together of two of the premier technology based C5ISR businesses in the industry today.  Integral Systems’ proprietary products, solutions and technology provide command and control for a large part of the Department of Defense and National Security space segment assets.  Integral’s signal processing systems are used by approximately 80 percent of United States’ space missions, and Integral Systems is a leader in satellite signal monitoring and interference detection.  Kratos’ Technology and Cyber organization have a deep expertise in leading edge network infrastructure architecture, intrusion detection, information assurance, situational awareness and command and control products and solutions, including Kratos’ proprietary NeuralStar and dopplerVUE situational awareness and cyber protection products.  The two companies have incredible synergy within product lines and customers, no overlap of programs or contracts, and we believe that combined we will have one of the most technologically oriented businesses in a growing and mission critical National Security priority area.”

Eric DeMarco, President and CEO of Kratos, said, “In Operation Desert Storm 1991, the military used approximately 140 bits per second of satellite bandwidth per deployed person.  During Operation Noble Anvil in Kosovo, the U.S. component of this mission increased to almost 3,000 bits per second.  In operation Enduring Freedom in Afghanistan bps usage per person increased to approximately 8,300, and by the launch of operation Iraqi Freedom in 2004 bps per person had reached 13,800.  This type of satellite based bandwidth increase by the United States military and National Security agencies has continued, and are just one of the many reasons we are extremely excited about the merger with Integral Systems, and the combined businesses future growth prospects.”  Mr. DeMarco continued, “As I mentioned on our recent quarterly earnings call, the integration of our acquisition of Herley was seamless and it is now complete.  Accordingly, we are extremely confident that the integration of Integral Systems will be similarly seamless, as we eliminate or reduce duplicative or redundant public company, corporate level and other general and administrative costs, with Integral’s operations being left to operate intact, with a significantly reduced corporate cost burden which will increase their competitiveness on new business opportunities.”  Mr. DeMarco concluded, “Integral Systems is an entrepreneurial company with a high technology foundation, and an outstanding dedicated employee base, and the entire Kratos organization is looking forward to welcoming this incredibly unique and valuable organization and its people to Kratos. Kratos and Integral Systems are two of the leading technology based National Security focused businesses in the industry today, with complementary customers, contract vehicles and relationships, and the acquisition of Integral Systems is exactly consistent with Kratos’ strategy of building the premier technology based C5ISR business, focused on mission critical, priority and growing National Security areas.”

The transaction is expected to be accretive to Kratos’ earnings per share, margins and cash flow, excluding transaction-related and financing costs, with expected revenues of $175 million and annualized adjusted EBITDA of approximately $35 million, after elimination of duplicative or redundant public company and corporate level general and administrative costs.

Jefferies & Company Inc. acted as exclusive financial advisor to Kratos on the Integral Systems transaction.  B. Riley & Company and its founder Bryant Riley are strategic advisors to Kratos Defense & Security Solutions in the execution of Kratos’ strategic plan to build the premier technology based National Security contractor in the industry.

Kratos’ management will conduct a conference call today at 6:00 a.m. Pacific (9:00 a.m. Eastern) to discuss the Integral Systems transaction. Analysts and institutional investors may listen to the call by dialing (877) 344-3935 and referencing the call ID number 67426793. The conference call will be broadcast simultaneously and available at http://ir.kratosdefense.com/events.cfm. Investors are advised to log on to the website at least 15 minutes prior to the call to register, download and install any necessary audio software to view the presentation Kratos’ management will be presenting.

About Kratos Defense & Security Solutions

Kratos Defense & Security Solutions, Inc. (NASDAQ: KTOS) is a specialized National Security technology business providing mission critical products, services and solutions for United States National Security priorities.  Kratos’ core capabilities are sophisticated engineering, manufacturing and system integration offerings for National Security platforms and programs. Kratos’ areas of expertise include Command, Control, Communications, Computing, Combat Systems, Intelligence, Surveillance and Reconnaissance (C5ISR), unmanned systems, cyber warfare, cyber security, information assurance, critical infrastructure security and weapons systems sustainment.  Kratos has primarily an engineering and technical oriented work force of approximately 3,900, the majority of which hold an active National Security clearance, including Secret, Top Secret and higher.  The vast majority of Kratos’ work is performed on a military base, in a secure facility or at a critical infrastructure location.  Kratos’ primary end customers are United States Federal Government agencies, including the Department of Defense, classified agencies, intelligence agencies and Homeland Security related agencies.  News and information are available at www.KratosDefense.com.

Notice Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of Kratos and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements.  All such forward-looking statements speak only as of the date they are made, and Kratos undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise.

Factors that could cause actual results to differ materially from the forward-looking statements contained herein include, but are not limited to:  any operational or cultural difficulties associated with the integration of the businesses of Kratos and Integral Systems; potential adverse reactions or changes to business relationships resulting from the acquisition; unexpected costs, charges or expenses resulting from the acquisition; litigation or adverse judgments relating to the acquisition; the failure to realize synergies and cost savings from the transaction or delay in realization thereof; and any changes in general economic and/or industry-specific conditions.  In addition, the pending acquisition of Integral Systems may not be completed at all or may not be completed on time.  For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Kratos in general, see the risk disclosures in the Annual Report on Form 10-K of Kratos for the year ended December 26, 2010, and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by Kratos.

Important Merger Information and Additional Information

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger, Kratos and Integral Systems will file relevant materials with the SEC, including a joint proxy statement/prospectus.  Investors are strongly urged to read the joint proxy statement/prospectus when it becomes available, because it will contain important information about Kratos, Integral Systems and the proposed merger. The joint proxy statement/prospectus and other documents that will be filed by Kratos and Integral Systems with the SEC will be available free of charge at the SEC’s website, www.sec.gov or by directing a request to the Corporate Secretary of Kratos Defense & Security Solutions, Inc., at (858) 812-7300.

Kratos, Integral Systems and their respective directors and certain of their executive officers may be considered participants in the solicitation of proxies in connection with the proposed merger. Information about the directors and executive officers of Kratos is set forth in Kratos’ most recent definitive proxy statement, which was filed with the SEC on April 15, 2011.  Information about the directors and executive officers of Integral Systems is set forth in Integral Systems’ most recent definitive proxy statement, which was filed with the SEC on January 12, 2011.  Certain directors and executive officers of Integral Systems may have direct or indirect interests in the proposed merger due to securities holdings, indemnification arrangements, vesting of options or rights to severance payments if their employment is terminated following the proposed merger. Investors may obtain additional information regarding the interests of such participants by reading the joint proxy statement/prospectus Kratos and Integral Systems will file with the SEC when it becomes available.